Exhibit 10.4

FORM OF AFFILIATE AGREEMENT

May [    ], 2007

Exar Corporation

48720 Kato Road

Fremont, California 94538

Ladies and Gentlemen:

Subject to the last paragraph below, I have been advised that as of the date hereof I may be deemed to be an “affiliate” of Sipex Corporation, a Delaware corporation (“Sipex”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 (“Rule 145”) of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of May 7, 2007 (the “Merger Agreement”), by and among Exar Corporation, a Delaware corporation (“Exar”), Side Acquisition Corp. (“Merger Sub”) and Sipex, and that as a result of consummation of the transactions contemplated by the Merger Agreement (including the merger of Merger Sub with and into Sipex (the “Merger”)), (i) each share of Sipex Common Stock issued and outstanding as of the Effective Time shall automatically be converted into the right to receive shares of Exar Common Stock based on the Exchange Ratio set forth in the Merger Agreement, and (ii) except as otherwise provided in the Merger Agreement, each option, warrant, convertible note or other convertible or exercisable security entitling the holder thereof to acquire Sipex Common Stock outstanding at the Effective Time will be converted into an option, warrant, convertible note or other security to acquire shares of Exar Common Stock at a price and in an amount based on the Exchange Ratio set forth in the Merger Agreement (the “Exar Derivative Securities”).

As used in this document, “Exar Securities” shall mean, collectively, (i) any shares of Exar Common Stock, (ii) any Exar Derivative Securities and (iii) any shares of Exar Common Stock issuable upon exercise, exchange or conversion of Exar Derivative Securities, in each case issued pursuant to the Merger. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

I hereby represent, warrant and covenant to Exar that in the event I receive any Exar Securities pursuant to the Merger:

1. I shall not make any sale, transfer or other disposition of Exar Securities in violation of the Securities Act or the Rules and Regulations.

2. I have carefully read this letter and the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Exar Securities to the extent I believed necessary with my counsel or with counsel for Sipex.

3. I have been advised that any issuance of Exar Securities to me pursuant to the Merger Agreement will be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act or pursuant to a registration statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted to the stockholders of Sipex for approval, I may be an “affiliate” of Sipex, any sale or disposition by me of any of the Exar Securities may only be made, under current law, in accordance with Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption thereunder. I agree that I will not sell, transfer, or otherwise dispose of Exar Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act; (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act; or (iii) in the opinion of counsel reasonably acceptable to Exar, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

4. I understand that Exar is under no obligation to register the sale, transfer or other disposition of the Exar Securities by me or on my behalf or to take any other action necessary to make compliance with an exemption from registration available.

5. I understand that, subject to paragraph (7) below, stop transfer instructions may be given to Exar’s transfer agent with respect to the Exar Securities and that there will be placed on the certificates or other documents evidencing the Exar Securities issued to me, or any substitutions therefor, a legend stating in substance:

“The shares represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the U.S. Securities Act of 1933, as amended, applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said act or an exemption from such registration.”

6. I also understand that unless the transfer by me of my Exar Securities has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Exar reserves the right to put the following legend on the certificates or other documents evidencing the Exar Securities issued to any transferee:

“The sale of the shares represented by this certificate has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the shares were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act.”

7. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legends set forth in paragraphs (5) or (6) above, as the case may be, shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such Exar Securities shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such Exar Securities are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Exar and have been the beneficial owner of the Exar Securities for at least one year (or such other period as may be prescribed by the Securities Act and the Rules and Regulations), and Exar has filed with the SEC all of the reports it is required to file under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the preceding 12 months, or (iv) I am not and have not been for at least three months an affiliate of Exar and have been the beneficial owner of the Exar Securities for at least two years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations), or (v) Exar shall have received a letter from the Staff of the SEC, or a written opinion of counsel, which opinion and counsel shall be reasonably acceptable to Exar, to the effect that the stock transfer restrictions and the legend are not required.

In the event the Merger Agreement is terminated in accordance with its terms, this Affiliate Letter shall also terminate.

My execution of this letter should not be considered an admission on my part that I am an “affiliate” of Sipex as described in the first paragraph of this letter agreement, or as a waiver of any rights I may have to object to any claim that I am an affiliate on or after the date of this letter agreement.

Very truly yours,

By:
Name:
Address:
Facsimile:

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